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Warburg Pincus Japan Growth Fund

Common Shares

         Aggregate Total Return from inception Without Waivers:

                                    ((9,750-10,000)/10,000) = -2.50%

         Annualized Total Return from inception Without Waivers:

                                    ((9,750/10,000)1/.84384 -1) = -2.96%

Series 2 Shares

         Aggregate Total Return from inception Without Waivers:

                                    ((9,490-10,000)/10,000) = -5.10%

         Annualized Total Return from inception without Waivers:

                                    ((9,490/10,000)1/.84384 -1) = -6.01%


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